Exhibit 99.1

Mama’s Creations Reports Third Quarter Fiscal 2024 Financial Results

Third Quarter Revenue Grew to Record $28.6 Million, Driving $2.0 Million in Net Income

EAST RUTHERFORD, NJ – December 12, 2023 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the fiscal third quarter ended October 31, 2023.

Financial Summary:

	Three Months Ended October 31,
$ in millions	2023	2022	% Increase
Revenues	$28.7	$25.7	11.5%
Gross Profit	$8.6	$6.6	31.6%
Operating Expenses	$5.9	$5.1	17.0%
Net Income (Loss)	$2.0	$1.1	83.0%
Earnings per Share (Diluted)	$0.05	$0.03	66.7%
Adj. EBITDA (non-GAAP)	$3.5	$2.1	67.6%

Key Third Quarter Fiscal 2024 & Subsequent Operational Highlights:

●	Announced corporate name change to Mama’s Creations and ticker symbol change to “MAMA”, reflecting the Company’s transition into a national deli prepared foods platform company.
●	QVC customers again voted MamaMancini’s products as #1 in the “I Could Eat This Everyday”, “Best Sauce” and “Best Smart Swap” categories during the 2023 QVC Customer Choice® Food Awards.
●	Launched the Company’s first direct-to-consumer e-commerce platform, offering popular MamaMancini’s retail products for delivery throughout the continental United States.
●	Announced the planned evolution of the Company’s leadership team with two new Vice President of Operations appointments at the Company’s East Rutherford and Farmingdale facilities, in conjunction with the retirement of Chief Operating Officer Matthew Brown.
●	Appointed veteran finance leader Lynn L. Blake to its Board of Directors and as Chair of the Audit Committee, bringing over 30 years of financial leadership and public market experience.
●	Invited to present at leading investor conferences nationally, including the LD Micro Main Event XVI, Lake Street Capital Markets BIG7 Conference, 14th Annual Craig Hallum Alpha Select Conference, 12th Annual ROTH Deer Valley Conference, H.C. Wainwright 25th Annual Global Investment Conference, the Planet MicroCap Showcase, and the Top 10 Best Ideas from the Buyside – Hosted by iAccessAlpha.

Management Commentary

“We continued our systematic cadence of operational execution in the third quarter with strong double-digit revenue growth and the year-over-year expansion of our gross margin profile by 460 basis points to 30.1%, validating our strategy and internal focus on our 3 Cs, Cost, Controls and Culture,” said Adam L. Michaels, Chairman and CEO of Mama’s Creations. “Both revenue and net income were up over 15% sequentially from the second quarter of fiscal 2024, and we are now beginning to see the cumulative results from our efforts over the last year, ranging from our acquisition of CIF to formalizing and improving countless processes throughout the company. Taken together, we remain on-track to achieve profitable growth in the years to come as a leading national ‘one-stop-shop’ solution for high-quality fresh, clean and easy-to-prepare deli foods.

“Looking ahead into the next fiscal year, we see even more opportunities for further margin enhancement, particularly by leveraging strategic CapEx investments to build new in-house capabilities earlier in the value chain, improving automation at our production facilities and further building the production capacity to support new tier-1 national customers. Taken together, these initiatives will position us to invest surplus gross margin into more and higher ROI trade promotion, which will serve as the rocket fuel for the next leg in our revenue growth trajectory. Early trade promotion tests with club stores have shown promising results, potentially representing significant near-term growth potential.

“Operationally, we have continued to execute on our goal of building a more standardized, resilient organization through formalizing countless processes throughout the company and load-sharing between our two facilities. We have now fully implemented our NetSuite ERP software across all divisions, providing an unparalleled level of insight into the details of our operations. We are putting our ‘what gets measured, gets improved’ mantra into ACTION!

“Looking ahead, from a macro perspective, we are well-positioned to capture share driven by the rapid shift in consumer preferences towards fresh, deli prepared foods. With the effects of the pandemic behind us, food retailers are now investing heavily to increase space for fresh-prepared grab-and-go options to differentiate themselves and appeal to shoppers – capturing share from restaurants with healthy, high-quality meals and creative new flavors at a favorable price point relative to take-out. These positive trends, combined with our commitment to the 3 Cs, and culture of transparency and engagement at all levels of the organization, will position us to build continued momentum and shareholder value as we move into 2024 and beyond,” concluded Michaels.

Third Quarter Fiscal 2024 Financial Results

Revenue for the third quarter of fiscal 2024 increased 11.5% to $28.7 million, as compared to $25.7 million in the same year-ago quarter. The increase was largely attributable to volume gains driven by same-customer cross-selling, the acquisition of new customers and successful pricing actions.

Gross profit increased 31.6% to $8.6 million, or 30.1% of total revenues, in the third quarter of fiscal 2024, as compared to $6.6 million, or 25.5% of total revenues, in the same year-ago quarter. The increase in gross margin was primarily attributable to successful pricing actions, the normalization of commodity costs and improvements in procurement, manufacturing and logistics efficiencies.

Operating expenses totaled $5.9 million in the third quarter of fiscal 2024, as compared to $5.1 million in the same year-ago quarter. As a percentage of sales, operating expenses increased in the third quarter of fiscal 2024 to 20.7% from 19.7%. Operating expenses, as a percentage of sales, increased due to the addition of several new key hires, who brought new and differentiated capabilities to the organization.

Net income for the third quarter of fiscal 2024 increased 83.0% to $2.0 million, or $0.05 per diluted share, as compared to a net income of $1.1 million, or $0.03 per diluted share, in the same year-ago quarter. This quarter’s net income totaled 7.0% of revenue, in line with management expectations in the mid-single-digit range.

Adjusted EBITDA, a non-GAAP term, increased 67.6% to $3.5 million for the third quarter of fiscal 2024, as compared to an adjusted EBITDA of $2.1 million in the same year-ago quarter.

Cash and cash equivalents as of October 31, 2023 were $5.6 million, as compared to $4.4 million as of January 31, 2023. The increase in cash and cash equivalents was driven by $1.5 million in cash flow from operations in the third quarter of fiscal 2024, $1.0 million of which was used to pay down the Company’s debt. As of October 31, 2023 total debt stood at $9.9 million.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time on Tuesday, December 12, 2023 to discuss the Company’s third quarter fiscal 2024 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q3 FY2024 Earnings Conference Call

Date: Tuesday, December 12, 2023

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13742872

Webcast: MAMA Q3 FY2024 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Friday, January 12, 2024. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13742872 . A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (NASDAQ: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 8,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(in thousands)

	THREE MONTHS ENDED
	October 31,
	2023	2022
Net Income (Loss)	$2,009	$1,086
Depreciation	$255	$278
Amortization of Debt Discount	$6	$3
Amortization of Right of Use Assets	$109	$90
Amortization of Intangibles	$388	$137
Taxes	$568	$286
Interest	$124	$184
Adjusted EBITDA (Non-GAAP)	$3,459	$2,064

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in the Company’s 10-K for the fiscal year ended January 31, 2023 and other filings made by the Company with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman
Director
MZ Group - MZ North America
(949) 259-4987
MAMA@mzgroup.us
www.mzgroup.us

Mama’s Creations, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	October 31, 2023	January 31, 2023
	(Unaudited)
Assets:

Current Assets:
Cash and cash equivalents	$5,625	$4,378
Accounts receivable, net	11,141	6,832
Inventories, net	2,572	3,636
Prepaid expenses and other current assets	1,000	828
Total current assets	20,338	15,674

Property, plant, and equipment, net	4,624	3,423
Intangible assets, net	5,367	1,503
Goodwill	8,633	8,633
Operating lease right of use assets, net	3,016	3,237
Deferred tax asset	419	718
Equity method investment	-	1,343
Deposits	95	54
Total Assets	$42,492	$34,585

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$10,084	$9,063
Term loan, net of unamortized debt discount of $43 and $60, respectively	1,508	1,492
Operating lease liabilities	421	392
Finance leases payable	378	182
Promissory notes – related parties	1,950	750
Total current liabilities	14,341	11,879

Line of credit	-	890
Operating lease liabilities – net of current	2,631	2,897
Finance leases payable – net of current	1,175	249
Promissory notes – related parties, net of current	3,000	1,500
Term loan – net of current	3,391	4,655
Total long-term liabilities	10,197	10,191

Total Liabilities	24,538	22,070

Commitments and contingencies (Notes 10 and 11)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of October 31, 2023 and January 31, 2023, respectively, 0 shares outstanding as of October 31, 2023 and January 31, 2023, respectively	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 54,600 issued and outstanding as of October 31, 2023 and January 31, 2023 respectively	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 37,368,387 and 36,317,857 shares issued as of October 31, 2023 and January 31, 2023, respectively, 37,138,387 and 36,087,857 shares outstanding as of October 31, 2023 and January 31, 2023, respectively	-	-
Additional paid in capital	23,059	22,724
Accumulated deficit	(4,955)	(10,059)
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	17,954	12,515
Total Liabilities and Stockholders’ Equity	$42,492	$34,585

See accompanying notes to the condensed consolidated financial statements.

Mama’s Creations, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2023	2022	2023	2022

Net sales	$28,648	$25,694	$76,559	$70,371

Costs of sales	20,013	19,130	54,047	57,385

Gross profit	8,635	6,564	22,512	12,986

Operating expenses:
Research and development	124	24	290	93
Selling, general and administrative expenses	5,804	5,041	15,297	11,964
Total operating expenses	5,928	5,065	15,587	12,057

Income from operations	2,707	1,499	6,925	929

Other income (expenses)
Interest expense, net	(124)	(184)	(483)	(447)
Amortization of debt discount	(6)	(3)	(17)	(10)
Other income	—	—	27	3
Total other expenses	(130)	(187)	(473)	(454)

Net income before income tax provision and income from equity method investment	2,577	1,312	6,452	475

Income from equity method investment	—	72	223	90
Income tax (provision)	(568)	(286)	(1,522)	(106)

Net income	2,009	1,098	5,153	459

Less: series B preferred dividends	—	(12)	(49)	(12)

Net Income available to common stockholders	2,009	1,086	5,104	447

Net income per common share
– basic	$0.05	$0.03	$0.14	$0.01
– diluted	$0.05	$0.03	$0.14	$0.01

Weighted average common shares outstanding
– basic	37,351	36,318	36,872	36,020
– diluted	37,876	36,615	37,318	36,349

See accompanying notes to the condensed consolidated financial statements.

Mama’s Creations, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Nine Months Ended October 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,153	$459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	767	679
Amortization of debt discount	17	10
Amortization of right of use assets	221	273
Amortization of intangibles	692	367
Stock-based compensation	220	36
Allowance for obsolete inventory	78	-
Change in deferred tax asset	299	98
Income from equity method investment	(223)	(90)
Changes in operating assets and liabilities:
Allowance for doubtful accounts	140	-
Accounts receivable	(1,170)	735
Inventories	986	(673)
Prepaid expenses and other current assets	(179)	(111)
Security deposits	(35)	-
Accounts payable and accrued expenses	(1,851)	1,663
Operating lease liability	(237)	(261)
Net Cash Provided by Operating Activities	4,878	3,185

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(671)	(508)
Cash paid for investment in Chef Inspirational Foods, LLC, net	(646)	(500)
Net Cash (Used in) Investing Activities	(1,317)	(1,008)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds in advance of preferred stock offering	-	185
Proceeds from preferred stock offering	-	1,180
Payment of stock offering costs	-	(57)
Repayment of term loan	(1,265)	(905)
(Repayment) borrowings of line of credit, net	(890)	225
Repayment of finance lease obligations	(175)	(191)
Payment of Series B Preferred dividends	(49)	(11)
Proceeds from exercise of options	65	26
Net Cash (Used in) Provided by Financing Activities	(2,314)	452

Net Increase in Cash	1,247	2,629

Cash and cash equivalents at beginning of period	4,378	851

Cash and cash equivalents at end of period	$5,625	$3,480

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$112	$9
Interest	$477	$369

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of series b preferred stock to common stock	$—	$-
Finance lease asset additions	$1,297	$72
Related party debt incurred for purchase of Chef Inspirational Foods, LLC	$2,700	$-
Non-cash consideration paid in common stock for equity investment in Chef Inspirational	$—	$700
Preferred B accrued dividends	$—	$1
Settlement of liability in common stock	$50	$-

See accompanying notes to the condensed consolidated financial statements.